Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Urgent.ly Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common stock, par value $0.001 per share	Other	4,304,190	N/A	$1,435	(2)	$0.0001476	$0.21
Fees to be Paid	Equity	Common stock, par value $0.001 per share, issuable upon the exercise of warrants with an exercise price of $0.01 per share	Other	668,369	N/A	$6,684	(3)	$0.0001476	$0.99

		Total Offering Amounts				$8,118			$1.20
		Total Fee Previously Paid							$63.04	(4)
		Total Fee Offsets							—
		Net Fee Due							$—

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Relates to common stock, $0.001 par value per share (“Common Stock”), of Urgent.ly Inc. (“Urgently” or the “registrant”), and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act. Given that there is no proposed maximum offering price per share of Common Stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on one-third of the par value of the registrant’s Common Stock, or $0.00033, because the registrant has an accumulated deficit based on the registrant’s unaudited pro forma balance sheet as of June 30, 2023 after giving effect to the proposed merger (“Merger”) of U.O Odyssey Merger Sub, Ltd. a direct wholly owned subsidiary of Urgently, with and into Otonomo Technologies, Ltd. (“Otonomo”), with Otonomo surviving the Merger as a direct wholly owned subsidiary of Urgently. Given that the Common Stock is not traded on an exchange or over-the-counter, the registrant did not use the market prices of its Common Stock in accordance with Rule 457(c).

(3)

Pursuant to Rule 457(g) and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the registrant’s Common Stock in respect of shares issuable to holders of warrants is calculated based on the $0.01 exercise price of the warrants.

(4)

The registrant previously paid $63.04 in connection with the initial filing of this registration statement on Form S-1 (File No. 333-273463) filed with the Securities and Exchange Commission on July 27, 2023.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A